EXHIBIT 10.9(1)

                         TEJON RANCH CO.
                      STOCK OPTION AGREEMENT
                         PURSUANT TO THE
            NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

     This Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant indicated below by and between Tejon Ranch Co., a Delaware corporation (the "Company"), and the person named below as Optionee.

     WHEREAS, Optionee is a director of the Company eligible to receive awards under the Company's Non-Employee Director Stock
Incentive Plan (the "Plan"); and

     WHEREAS, pursuant to the Plan the Board of Directors of the Company or a committee thereof administering the Plan (the "Committee") approved the grant to Optionee of an option to purchase shares of the Common Stock, par value $.50 per share, of the Company (the "Common Stock"), on the terms and conditions to be set forth in a stock option agreement in the form of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the Company and the Optionee hereby agree as follows::

     1. Grant of Option; Certain Terms and Conditions. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant indicated below, an option (the "Option") to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below. Subject to the provisions of Section 2, the Option shall be exercisable in whole or from time to time in part commencing on December 15 of the year of the Date of Grant as to any whole number of shares not exceeding the number set forth below in the aggregate for all such exercises. The Option shall expire at 5:00 p.m., California time, on the Expiration Date indicated below (except as provided in Section 2) and shall be subject to all of the terms and conditions set forth in this Agreement.

Optionee:

Date of Grant:

Number of shares purchasable:

Exercise Price per share:

Expiration Date:

Period for Which Option is Granted:

     2. Termination of Option. The Option shall terminate upon the first to occur of any of the following:
          (i) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to the Option are exchanged for or converted into cash, property and/or securities not issued by the Company unless provision is made in writing in connection with any such transaction for the assumption of the Option or the substitution for the Option of a new option covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

          (ii) the sale or transfer by the Company of all or substantially all of its property and assets in a single transaction or series of related transactions; or


          (iii)     the dissolution or liquidation of the
     Company.

The death or disability of Optionee, termination of Optionee's status as a director or the Optionee becoming an employee of the Company on terms that would make him or her ineligible to receive awards under the Plan will not result in the termination or otherwise affect the Option, except that, if Grantee ceases to be a director of the Company eligible to receive awards under the Plan at any time during the Period to Which the Option is Granted (as defined in Section 1), the Option shall terminate as to that number of shares that is proportional to the portion of such Period after which Grantee has ceased to be such a director (determined on the basis of the number of days elapsed).

     3. Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a cash dividend paid out of earned surplus) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction otherwise provide, the Board of Directors or the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

     4. Exercise. The Option shall be exercisable during Optionee's lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entities entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in
Section 6 hereof, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price, which may be made in any of the following ways or in any combination thereof:
          (a) by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof (as defined below) on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock;

          (b) by reducing the number of shares of Common Stock to be issued and delivered to Optionee upon such exercise (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional shares of Common Stock that would otherwise have been issued and delivered upon such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; and/or

          (c) by payment in cash by wire transfer or by a cashier's or bank certified check payable to the Company
     (unless the Company is willing to accept a personal check).

     The "Fair Market Value" of a share of Common Stock or any other security on a day shall be equal to the last sale price, regular way, per share or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares of Common Stock or such other security are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock or such other security are listed or admitted to trading or, if the shares of Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the Nasdaq Stock Market or such other system then in use or, if on any such date the shares of Common Stock or such other security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Common Stock or such other security selected by the Board of Directors or the Committee.

     5.   Payment of Withholding Taxes.

          (a) If the Company is obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, concurrently with such exercise, pay such amount (the "Withholding Liability") to the Company in cash by wire transfer or by a cashier's or certified bank check (unless the Company is willing to accept a personal check) payable to the Company; provided, however, that, in the discretion of the Company, the Optionee may, pursuant to an irrevocable election of Optionee (a "Withholding Election") made on or prior to the date of such exercise, instead pay all or any part of the Withholding Liability in the following manner:

          (i) by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; and/or

          (ii) by reducing the number of shares of Common Stock to be issued and delivered to Optionee upon such exercise (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional shares of Common Stock that would otherwise have been issued and delivered upon such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

          (b) The Board and the Committee shall have sole discretion to approve or disapprove any Withholding Election and may adopt such rules and regulations as are consistent with and necessary to implement the foregoing. The Board or the Committee may permit Optionee to make a Withholding Election to pay withholding taxes in excess of the minimum amount required by law, provided that the amount of withholding taxes so paid does not exceed the estimated total federal, state and local tax liability of Optionee attributable to such exercise.

     6. Notices. Any notice given to the Company shall be addressed to the Company at P.O. Box 1000, Lebec, California 93243, Attention: President, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee's signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered personally or five days after mailing by prepaid certified or registered mail return receipt requested.

     7. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock issuable upon exercise of the Option, and no certificate representing all or any part of such shares, shall be purchased, issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or
(b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

     8.   Restrictions on Transferability.

          (a) Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

          (b) By accepting the Option, the Optionee for himself or herself and his or her transferees by will or the laws of descent and distribution, represents and agrees that all shares of Common Stock purchased upon exercise of the Option will be acquired for investment and not with a view to the distribution thereof unless they have been registered under the Securities Act of 1933, and will otherwise be acquired and disposed of and held in accordance with the restrictions of said Act and the rules and regulations of the Securities and Exchange Commission thereunder, that the Company may instruct its transfer agent to restrict further transfer of said shares in its records except upon receipt of satisfactory evidence that such restrictions have been satisfied, that upon each exercise of any portion of the Option, the certificates evidencing the purchased shares shall bear an appropriate legend on the face thereof evidencing such restrictions, and that the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares are being acquired subject to such restrictions.

     9. The Plan. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee's rights under this Agreement. The interpretation and construction by the Board of Directors of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Board for the purpose of administering the Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

     10. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement and the Option Shares have been issued.

     11. Rights as a Director. No provision of this Agreement or of the Option granted hereunder shall confer upon Optionee any right to continue as a director of the Company.

     12. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and commitments of any kind. This Agreement cannot be amended except in a writing signed by the parties hereto, and no right or obligation of any party hereto may be waived except in a writing singed by the party making the waiver.

     13. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

TEJON RANCH CO.                    OPTIONEE

By:


     Name:                         Signature
     Title:


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